UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 22, 2019

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On April 22, 2019, Matthew Simas and Eran Broshy notified Magellan Health, Inc. (the “Company”) that they will retire from the Company’s board of directors effective at the Company’s upcoming 2019 Annual Meeting of Shareholders (“2019 Annual Meeting”) and therefore will not stand for re-election. Additionally, on April 22, 2019, John Agwunobi, whose term expires in 2020, notified the Company that he will retire from board of directors effective at the 2019 Annual Meeting and therefore he will resign effective as of that time. The decision by Messrs. Simas, Broshy and Agwunobi not to stand for re-election or to resign, as the case may be, was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Immediately following the election of directors at the 2019 Annual Meeting, the Company intends to decrease the size of the board of directors from 13 to 10 directors.

The board has expressed its appreciation to Messrs. Simas, Broshy and Agwunobi for their professional and diligent service to the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: April 23, 2019	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer